Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES REPORTS DECEMBER SALES

ANNOUNCES PARTICIPATION AT 12TH ANNUAL ICR XCHANGE CONFERENCE

HOUSTON, TX, January 7, 2010 - Stage Stores, Inc. (NYSE: SSI) today reported that its total sales for the five week December period ended January 2, 2010 decreased 1.0% to $255 million from $257 million in the prior year five week period ended January 3, 2009.  Comparable store sales decreased 2.2% this year versus a decrease of 4.9% last year.

The Company achieved comparable store sales increases in its footwear, intimates, juniors and outerwear categories, while its children’s, cosmetics, men’s and plus sizes categories had comparable store sales that beat the Company average.  Geographically, all regions of the country, with the exception of the South Central and Southwest, had comparable store sales gains during the month.

SALES SUMMARY

	Comparable Store Sales Trend		Total Sales
	% Increase (Decrease)		($ in Millions)
Fiscal Period	2009	2008	2009	2008
1st Quarter	(9.0)%	(5.4)%	$333	$353
2nd Quarter	(10.7)	(1.4)	342	373
3rd Quarter	(5.4)	(10.3)	325	334
November	(12.5)	(8.0)	110	124
December	(2.2)	(4.9)	255	257
4th Qtr-To-Date	(5.6)	(5.9)	365	381
Year-To-Date (11 Mos)	(7.7)	(5.7)	1,365	1,441

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Stage Stores Reports
December Sales
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Andy Hall, President and Chief Executive Officer, commented, “We are pleased with our December sales performance and expect sales for the fourth quarter to be well within our comparable store guidance range of down 4% to 7%.  Based on strong gross margin results after the first nine weeks, we expect that earnings per share will be at or near the high end of our guidance range of $0.56 to $0.66 for the fourth quarter and $0.59 to $0.69 for the year.”

Store Activity
The Company stated that no new stores were opened during December.  Looking ahead, the Company plans to close one store in January.  With this closure, the Company’s store count at fiscal year end will be 758 versus 739 at the end of last year.

12th Annual ICR XChange Conference
The Company also announced today that Andy Hall and Ed Record will make a presentation at the 12th Annual ICR XChange Conference on Thursday, January 14, 2010, at 5:30 pm Eastern Time.  The conference is being held at the St. Regis Monarch Beach Resort in Dana Point, CA.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's web site at www.stagestoresinc.com and then click on Investor Relations, then Webcasts, then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

About Stage Stores
Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 759 stores located in 39 states.  The Company operates its stores under the five names of Bealls, Goody’s, Palais Royal, Peebles and Stage.  For more information about Stage Stores, visit the Company’s web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the number of stores that the Company plans to close in January, the Company’s fourth quarter comparable store sales expectations and the Company’s fourth quarter and full year earnings per share expectations.  Forward-looking statements are

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Stage Stores Reports
December Sales
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subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 30, 2009, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

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